Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(2,305,212)
Unrealized Gain (Loss) on Market Value of Futures	(957,428)
Dividend Income	572
Interest Income	273
ETF Transaction Fees	1,050
Total Income (Loss)	$(3,260,745)

Expenses
General Partner Management Fees	$21,672
Professional Fees	12,431
SEC & FINRA Registration Expense	3,945
Brokerage Commissions	2,506
NYMEX License Fee	542
Non-interested Directors' Fees and Expenses	493
Prepaid Insurance Expense	476
Total Expenses	42,065
Expense Waiver	(18,846)
Net Expenses	$23,219
Net Income (Loss)	$(3,283,964)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/14	$44,117,364
Additions (100,000 Shares)	5,960,776
Withdrawals (50,000 Shares)	(2,978,487)
Net Income (Loss)	(3,283,964)

Net Asset Value End of Month	$43,815,689
Net Asset Value Per Share (750,000 Shares)	$58.42

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612